Exhibit 1.A.(3)(b)


                       CONSECO VARIABLE INSURANCE COMPANY
                           CONSECO EQUITY SALES, INC.
                               SELLING AGREEMENT


This Agreement is made between Conseco Variable Insurance Company ("Company"), Conseco Equity Sales, Inc. ("Underwriter"), (collectively, "Conseco"), with Administrative Offices in Carmel, Indiana, and _________________________________, the Broker-Dealer named herein registered as a Broker-Dealer ("Broker") and as a member of the National Association of Securities Dealers, Inc. (the "NASD") and the Securities and Exchange Commission
(SEC). The parties do hereby agree as follows:

1.     Authorization

Broker, either as an individual, partnership, or corporation, is hereby authorized by Company and Underwriter to solicit applications for variable life insurance policies ("Policies"). The Compensation Schedule is made a part of the Selling Agreement, and Broker agrees to collect and remit initial required premiums to Company, and deliver policies issued by Company:

       a. only in jurisdictions where Broker is duly licensed and appointed by the appropriate regulatory agencies, and;

       b. only in states and territories in which Company is admitted to do business and only for those Policies offered by Company that have been approved by the appropriate regulatory agencies.

Licensing of agents shall be in compliance with the statutory and regulatory requirements of the Departments of Insurance or other regulatory agencies and in accordance with the standards and procedures establish by Conseco.

Broker shall supply Company with copies of all certificates of qualification or licenses required of Broker under this Agreement.


1.1    Limitation of Authority

Broker has no authority during the time this Agreement is in effect, or after termination, to:

       a. make or modify Policies on behalf of Company or waive any of Company's rights or requirements;

       b. collect or receive premiums or renewals other than the initial premium;

       c. endorse, cash or deposit any checks or drafts payable to the Company;

       d. open any bank account or trust account on behalf of, for the benefit of, or containing the name of, Company;

       e. advertise or publish any matter or thing, including use of the names or logos of Company or those of its subsidiaries or affiliates, concerning Company or its Policies without prior written permission of Company;

       f. directly or indirectly cause or endeavor to cause any Broker of Company and Underwriter or Registered Representatives of Underwriter to terminate or alter its/his/her contract with Company, or induce or attempt to induce any policyholder of Company to relinquish, surrender, replace, or lapse a Policy; or

       g. do or perform any acts or things other than expressly authorized herein.

This agreement shall not create an employer-employee relationship. The relationship of Broker to Company shall be that of independent contractor. Broker agrees to furnish and maintain a satisfactory bond of indemnity as required under the rules of the NASD, a copy of such bond to be submitted to Company within 30 days of request.

Broker shall indemnify and hold harmless Company, Underwriter, and their affiliated officers, directors, employees and agents from any and all claims, demands, penalties, suits, or actions, and from any and all losses, costs, and reasonable expenses in connection therewith, including attorney's fees and expenses arising out of or resulting from the sales of the Policies by or through the Broker, or from the default in the performance of, or in the negligent performance of, by Broker or Broker's partners, directors, officers,

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employees or agents, the obligations of Broker under this Agreement. The provisions of this and the preceding paragraph shall survive the termination of this Agreement.

Conseco shall indemnify and hold harmless Broker and its affiliated officers, directors, employees and agents from any and all claims, demands, penalties, suits, or actions, and from any and all losses, costs, and reasonable expenses in connection therewith, including attorney's fees and expenses arising out of or resulting from the default in the performance of, or the negligent performance of the obligations of Conseco under this Agreement.

1.2    Representation and Service

Broker agrees:

       a. that the Broker will take full responsibility for training an supervision of all Representatives associated with Broker who are engaged directly or indirectly in the offer or sale of the Policies and all such persons shall be subject to the control of Broker with respect to such persons' activities in connection with the sale of Policies. Broker agrees to establish such rules and procedures as are necessary to insure compliance with applicable federal and state securities laws and to accept such supervision;

       b. to observe the rules, procedures and other directives established, and given by Underwriter relating to the sale of the Policies by Broker. However, provisions of the Underwriter's Manual pertaining to underwriting practices, acceptance of risks, delivery of Policies, and all other areas of conduct of Conseco's business shall not be deemed to imply a duty of supervision by Company or Underwriter over Broker, or to relieve Broker of its duty to supervise its personnel. Broker will also comply with the rules and regulations of the Securities and Exchange Commission and the NASD, (including its Rules of Fair Practice), relating to the sale and distribution of the Policies and will observe all applicable federal and state laws relating to the Policies, and the regulations of authorized regulatory agencies affecting the sale of insurance;

       c. that all solicitations for Policies are accompanied by the appropriate current prospectuses for the Policies conforming to the requirements of the Securities Act of 1933;

       d. that no representations concerning the Policies will be made except those contained in the appropriate current prospectuses and in information supplemental to the prospectuses, which may be supplied by Underwriter and designated for use with the public. In this regard, Broker further agrees not to use advertising or sales literature concerning the Policies unless and until it has been approved by Underwriter;

       e. to become fully informed as to the provisions and benefits of each Policy offered by Company for which Broker solicits applications;

       f.     to represent such Policies adequately and fairly to prospects;

       g. to provide all usual and customary service to policyholders and work to maintain in force any business placed with Company; and

       h. to hold all premiums received with any applications for Policies solicited for Company and to promptly forward such premiums and applications to the Company using a reasonable standard of care. All such funds shall be segregated by Broker and held in trust, and shall not be used by Broker for any purpose.


1.3    Broker's Agents

Broker will recruit, train and supervise Registered Representatives ("Representatives") to sell the Policies. Appointment of each Representative shall be subject to Company's prior approval. Company may terminate any Representative without Broker's prior approval. Company may require termination of any Representative's authority to sell the Policies. Broker is responsible for the Representatives' compliance with the terms and conditions of this Agreement and for the Representative being duly licensed pursuant to applicable state and federal laws.

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1.4    Delivery of Policy

Broker shall promptly deliver all issued Policies in accordance with Company rules.

1.5    Administrative Guidelines and Compliance

Company's administrative guidelines, including bulletins, product and procedure updates, the revisions, additions and amendments thereto, from the time made by Company, shall be complied with by Broker provided, however, that this shall not be deemed to imply a duty of supervision by Company or Underwriter over Broker, or to relieve Broker of its duty to supervise its personnel. Broker agrees to comply fully with all applicable regulations, bulletins, rulings, circular letters, proclamations and statutes, now or hereafter in force, and to promptly notify Company in writing of all contacts and/or correspondence received from insurance regulatory, or other governmental authorities with regard to Policies sold under this agreements, and to cooperate fully with Company in making responses to those authorities.

1.6    Licensing and/ or Appointment of Representative

Broker shall assist Conseco in the licensing and/or appointment of Representatives under applicable insurance laws to sell Policies.

2.     Compensation

All compensation payable for sales of the Policies shall be paid by Company to Broker through Underwriter and nothing contained herein shall create any right, title or interest in Underwriter to such compensation nor any responsibility on the part of Underwriter for payment of such compensation. Company agrees to pay compensation in the form of commissions and other payments as provided in the Compensation Schedule(s) delivered to Broker by Company and incorporated herein by reference, upon any cash premiums received by Company for Policies issued on applications submitted by Broker. Such compensation shall be payment in full for all services performed and all expenses incurred by Broker. Company reserves the right to accrue compensation under this Agreement until a minimum of $25.00 has become due. If this agreement is terminated for any reason, regardless of what the Compensation Schedule(s) might provide, no compensation of any kind shall thereafter be payable.

2.1    Compensation Schedule(s)

The Compensation Schedule(s) attached, or which may hereafter be added, is (are) incorporated herein and made a part of this Agreement. Company reserves the right to change such Compensation Schedule(s) at any time upon written notice to Broker. However, no such changes shall be applicable to Policies for which Company has accepted premiums prior to effective date of such change.

2.2    Accounting

Company will give to Broker a monthly statement of all compensation and advances becoming due and payable to Broker since the date of the previous monthly statement. This statement shall also include Broker's indebtedness to Company, if any. Unless Company receives written objection to such monthly statement from Broker, within 90 days after the date it is mailed to Broker's last known address or delivered to Broker in person, the same shall be deemed final and binding upon Broker.

2.3    Exchanges

If in the sole discretion of Company a new Policy is issued to replace a terminated or in-force policy of Company or its affiliates or subsidiaries, the new Policy shall be regarded as an exchanged Policy, and any compensation payable shall be determined and adjusted by Company in accordance with Company's then current exchange rules, independent of the Compensation Schedule(s).

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2.4    Return of Premium

If no Policy is issued on an application, the whole amount of all monies collected by Broker will be immediately returned to the applicant. If Company finds it necessary, for any reason, to cancel a Policy and refund premiums, any compensation paid to Broker on the amount refunded shall be repaid to Company, or may be deducted from any compensation payable to Broker under this Agreement.

2.5    Local Taxes

Broker is responsible for any county or municipal occupational or privilege fee, tax or license which may be required of Broker or Representatives as a result of business submitted hereunder.

2.6    Expenses

Broker shall pay all expenses of every nature incurred in connection with the conduct of its business and Conseco shall not be liable in any way therefore.

3.     Indebtedness

Company shall have first lien upon any amounts due under this Agreement, or to become due from Broker's indebtedness to Company or its affiliates and subsidiaries, whether due or contingent, of Broker or Broker's assigns under this Agreement. Such indebtedness may be deducted by Company from such amounts due or to become due.

4.     Termination

Termination of this Agreement is effected as follows:

       a. Cause. This Agreement may be terminated for cause by Company, immediately upon written notice to Broker, if Broker or Broker's partner, director, officer, employee or agent has, or is reasonably believed to have:

              (i) misappropriated funds from any policy owner or from Company;

              (ii) endeavored to induce Brokers of Company and Underwriter or Registered Representatives of Underwriter to leave its services or policy owners of Company to relinquish their policies;

              (iii)  interfered with the collection of renewal premiums;

              (iv) engaged in fraudulent acts or any other act violative of federal or state law or other applicable rules or regulations, including the Conduct Rules of the NASD;

              (v) been adjudged a bankrupt or executed a general assignment for benefit of creditors or committed an act of bankruptcy; or

              (vi) otherwise acted to prejudice materially the interest of Company in breach of this Agreement.

              If Company does not terminate this Agreement for any such cause, a waiver shall not result and this Agreement may be terminated under this subparagraph for any subsequent cause.

       b. Death or Dissolution. If Broker is not a corporation or partnership, this Agreement will terminate on the date of Broker's death. If Broker is a corporation or partnership, this Agreement will terminate on the date that the corporation or partnership is dissolved or otherwise judged by appropriate regulatory agencies no longer to be a legal entity.

       c. License Suspension or Revocation. This Agreement will terminate immediately in the event of any order of suspension, revocation or termination of Broker's license by any regulatory authority.

       d. Default. This Agreement will terminate immediately upon notice of the event of:

              1.     default under this Agreement; or

              2. Broker or Broker's associated person's failure to fully comply with Company directives, rules, regulations or manuals in a timely fashion.

              e. Ownership Change. This agreement will terminate, if Broker is not a natural person, and in the event of a significant change in Broker's ownership or management, or in the event of the

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                     execution of an agreement of sale, transfer or merger of
                     Broker, without prior notice and consent of Company.

              f. Notice. This Agreement may be terminated by either party for any reason by giving the other party at least 30 days' advance written notice delivered personally or mailed to the last known address of the other party.

              g. Indebtedness. Upon termination of this Agreement, any indebtedness to Company becomes immediately due and payable.

              h. Records. All books, records, application forms and material furnished by Conseco pertaining to the solicitation of applications for insurance hereunder shall be the property of Conseco and shall be returned upon termination of this agreement.

5.     Previous Agreement

By execution of this Agreement, any prior agreement(s) between the Company, Underwriter and the Broker or between Company and the signing principal(s) related specifically to the business transacted under this Agreement is terminated as of the effective date of this Agreement; but while this Agreement remains in force, any rights of Broker to receive compensation under the terms and conditions of the prior agreement are continued hereunder, and such earned compensation shall be payable at the rate, for the remainder of the period, and on the basis applicable as if that agreement remained in force.

6.     Entire Agreement

This Agreement, including supplements and the Compensation Schedule(s), constitutes the entire Agreement between the parties for all dealings after its effective date. This Agreement shall not be assigned without the prior written consent of Company. No amendment of this Agreement shall be valid unless made in writing by Company.

7.     Waiver

No waiver by Company of rights arising from wrongdoing of failure by Broker shall occur by Company's election not to enforce any provision of this Agreement, nor reduce or affect Company's rights arising from subsequent wrongdoing or failure by Broker. Broker releases Company from any liability for providing Social Security numbers and tax data to authorized governmental agencies.

8.     Notice

Any written notice given under any provision of this Agreement shall be complete upon deposit, postage paid, in the U.S. Mail addressed to Broker at Broker's last known address according to Company's records or to Company or Underwriter at its Administrative Offices.

9.     Arbitration

Any dispute, claim or controversy arising out of or relating to this Agreement, performance hereunder or the breach hereof, or otherwise arising between Broker and Company or Underwriter, shall be subject to mandatory arbitration under the auspices, rules and by-laws of the NASD, as may be amended from time to time, and any arbitration award may be entered as a judgment in a court of competent jurisdiction. Notwithstanding the foregoing arbitration requirement, at its option, Company and/or Underwriter may seek injunctive relief either within the arbitration process or from a court of competent jurisdiction. Venue for any such injunctive action shall be in a court located in Noblesville, Hamilton County, Indiana. Venue for arbitration hearing shall be in Hamilton County, Indiana.

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10.    Construction

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA EXCLUSIVE OF CHOICE OF LAWS PROVISIONS. CONSECO AND BROKER EACH REPRESENT TO THE OTHER THAT IT AND THE OFFICERS SIGNING BELOW HAVE FULL POWER AND AUTHORITY TO ENTER INTO THIS AGREEMENT.

The effective date of this Selling Agreement with Conseco Variable Insurance Company and Conseco Equity Sales, Inc., shall be:


------------------  -----,  ----------  ----------------------------------------
(Month)             (Day)       (Year)  Contract Number (Company Assigned)

Type of Legal Entity: ( ) Individual     ( ) Partnership    ( ) Corporation

--------------------------------------  ----------------------------------------
Type or Print Name of Broker-Dealer     Taxpayer Identification Number of
                                        Broker-Dealer


--------------------------------------  ----------------------------------------
Type or Print Name of Principal         Signature of Principal


--------------------------------------  ----------------------------------------
Social Security Number of Principal     Date


CONSECO VARIABLE INSURANCE COMPANY


--------------------------------------  ----------------------------------------
Type or Print Name and Title            Signature of Principal and Date


CONSECO EQUITY SALES, INC.


--------------------------------------  ----------------------------------------
Type or Print Name and Title            Signature of Principal and Date